                                                                   Exhibit 10.17

SSL 2002

                SPACE SYSTEMS/LORAL, INC. SUPPLEMENTAL EXECUTIVE

                                 RETIREMENT PLAN

                               Informally Known As

                                  The SS/L SERP

                                   and also as

                                 The Loral SERP

Effective April 23, 1996
Restated to reflect
amendments made through
December 17, 2002

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
INTRODUCTION.............................................................    iv

Article I - Definitions..................................................     1
   Annuity Starting Date.................................................     1
   Advisory Committee....................................................     2
   Basic Plan............................................................     2
   Basic Plan Benefit....................................................     2
   Beneficiary...........................................................     2
   Board.................................................................     2
   Code..................................................................     2
   Committee.............................................................     3
   Employer..............................................................     3
   ERISA.................................................................     3
   Investment Committee..................................................     3
   Participant...........................................................     3
   Plan..................................................................     4
   Proper Application....................................................     4
   QDRO or Qualified Domestic Relations Order............................     4
   SS/L..................................................................     5
   Trust Agreement or Trust..............................................     5
   Trustee...............................................................     5

Article II - Benefits....................................................     6
   2.1    Amount of Benefits.............................................     6
   2.1.1  Formula Benefit................................................     6
   2.1.2  Actual Benefit.................................................     6
   2.2    Post-Retirement Death Benefits.................................     7
   2.3    Pre-Retirement Death Benefits..................................     8
   2.4    Special Rules..................................................     8
   2.4.1  Small Benefit Cashout..........................................     8
   2.4.2  Lump Sum Benefit Limitation....................................     8
   2.4.3  No Insured Death Benefit.......................................     9
   2.5    Benefits under Multiple Qualified Plans........................     9
   2.5.1  Different Annuity Starting Dates...............................     9
   2.5.2  Same Annuity Starting Dates....................................    10
   2.5.3  Death Benefits.................................................    10

Article III - Administration; Accrued Benefits; Right to Amend...........    11
   3.1    Committee's Discretionary Power to Interpret and
             Administer the Plan.........................................    11

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
   3.1.1  Appointment....................................................    11
   3.1.2  Role under ERISA...............................................    11
   3.1.3  Committee establishes Plan procedures..........................    11
   3.1.4  Role of Human Resource and Benefits Personnel..................    11
   3.1.5  Discretionary Power to Interpret Plan..........................    11
   3.2    Rules of the Committee.........................................    12
   3.3    Claims Procedure...............................................    13
   3.4    QDRO Claim.....................................................    15
   3.5    Indemnification of Committee, Investment Committee, and
          Advisory Committee Members.....................................    16
   3.6    Power to Execute Plan and Other Documents......................    16
   3.7    Conclusiveness of Records......................................    17
   3.8    No Personal Liability..........................................    17
   3.9    How Plan Benefits are Accrued..................................    17
   3.10   Right to Amend.................................................    17
   3.10.1 General Power to Amend.........................................    17
   3.10.2 No Cut-Back of Accrued Benefits................................    18
   3.11   Investment Committee...........................................    18
   3.11.1 Appointment of Investment Committee............................    18
   3.11.2 Powers of the Investment Committee.............................    18
   3.12.1 Appointment of Advisory Committee..............................    20
   3.12.2 Powers of the Advisory Committee...............................    20

Article IV - Vesting and Forfeiture......................................    22
   4.1    Vesting........................................................    22
   4.2    Dismissed for Cause............................................    22
   4.3    Forfeiture after Plan Benefits have Commenced..................    23
   4.4    Determinations by Committee....................................    23

Article V - General Provisions...........................................    24
   5.1    No Assignment or Alienation of Benefits........................    24
   5.2    Withholding Taxes..............................................    24
   5.3    No Right to Continue Employment................................    24
   5.4    Unfunded Plan..................................................    24
   5.5    Governing Law..................................................    25
   5.6    Payment of Benefits............................................    25
   5.7    Section Headings...............................................    25
   5.8    Payment to a Minor or Incompetent..............................    25
   5.9    Doubt as to Right to Payment...................................    26
   5.10   Missing Payees.................................................    27
   5.11   Mistaken Payments..............................................    27
   5.12   Receipt and Release for Payments...............................    28
   5.13   Illegality of Particular Provisions............................    28
   5.14   Discharge of Liability.........................................    28

ADDENDUM - SUMMARY PLAN DESCRIPTION INFORMATION..........................    30
   Requesting Benefits...................................................    30
   Who should answer your questions about the Plan.......................    30
   Benefit review procedure..............................................    30
   Giving Away Your Plan Benefits........................................    31
   Divorce And Your Plan Benefits........................................    31

      Future Of The Plan.................................................    32
   Tax Laws..............................................................    32
   Plan Limitations......................................................    32
   Plan Benefits are Not Insured.........................................    32
   Statement Of Your Rights Under ERISA..................................    32
   Other Important Facts.................................................    33

                                  INTRODUCTION

          In response to certain limitations under the Internal Revenue Code, as amended, on the maximum amount of compensation that can be taken into account and the maximum amount of benefits that can be paid from a qualified defined benefit plan, Space Systems/Loral, Inc. ("SS/L") has adopted this Plan effective April 23, 1996 to permit employees and their beneficiaries to be able to enjoy the benefits that would have been provided to them but for these limitations. The Plan is therefore an "excess benefit plan" as defined by the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be known as the Space Systems/Loral, Inc. Supplemental Executive Retirement Plan, or as the SS/L SERP, or as the Loral SERP. The plan was restated, effective April 23, 1996, to reflect amendments made through December 17, 2002.

                             Article I - Definitions

          The following terms shall have the designated meaning, unless a different meaning is clearly required by the context:

Annuity Starting Date.

          Subject to Section 2.5, "Annuity Starting Date" shall mean:

          (a)  generally, the "Annuity Starting Date" defined in the Basic
               Plan, provided that the Participant is fully vested under Article IV, and Proper Application has been made.

          (b) With respect to any lump sum, the first day of the month coincident with or next following the date as of which the Participant is both (1) eligible to receive Plan payment and (2) has completed his Proper Application.

          (c) With respect to any one of a series of payments over the life or life expectancy of one or more distributees, the first day of the month for which the Plan benefit is paid, even if this date is not the date of actual payment.

          (d) The term "Annuity Starting Date" shall be determined with respect to Plan payments made to the Participant, rather than with respect to any survivor benefit payments.

          (e) The term "Annuity Starting Date" shall, in all events, be defined by Code Regulation Section 1.401(a)-20.

Advisory Committee.

          The group of one or more persons created and appointed, at the discretion of the Board, having authority to provide advice concerning the investment of Trust assets, as described in Section ?.

Basic Plan.

          The qualified defined benefit pension plan sponsored by SS/L or an Employer in which an employee participates. If an employee has an interest in more than one such plan, then the term "Basic Plan" shall refer to such plans collectively except as the context shall otherwise require.

Basic Plan Benefit.

          The amount accrued by a Participant from a Basic Plan.

Beneficiary.

          Beneficiary means the person, trust, estate, or other entity entitled to receive benefits (if any) after the Participant's death under the Plan, which Beneficiary shall be the same as such Participant's beneficiary under the Basic Plan.

Board.

          The Board of Directors of Space Systems/Loral, Inc., or the Board's Executive Committee.

Code.

          The Internal Revenue Code of 1986, as amended from time to time, and all appropriate regulations and administrative guidance.

Committee.

          The administrative Committee appointed to administer the Plan pursuant to Article III.

Employer.

          Any subsidiary or affiliate of SS/L which has adopted this Plan and its related trust, so as to become a participating employer in the Plan, with the consent of SS/L. Each Employer shall act by resolution of its Board of Directors. If the context of the Plan provision requires, the term "Employer" shall also include SS/L. Further, with respect to Article IV, "Employer" shall also include Loral Space & Communications Ltd.

ERISA.

          The Employee Retirement Income Security Act of 1974, as amended, and all appropriate regulations and administrative guidance.

Investment Committee.

          The group of one or more persons created, at the discretion of the Board, having investment authority over Trust assets, as described in Section 3.11.

Participant.

          A Participant in a Basic Plan who accrues benefits thereunder on or after April 1, 1996 and whose Basic Plan Benefit is limited by Section 415 of the Code or whose compensation for purposes of calculating a Basic Plan Benefit is limited by Section 401(a)(17) of the Code. As context demands, the term "Participant" shall also include a former Participant.

Plan.

          This Space Systems/Loral, Inc. Supplemental Executive Retirement Plan, as amended, and as from time to time in effect.

Proper Application.

          For all Plan purposes, making any election, granting any consent, giving any notice or information, and making any communication whatsoever to the Committee or its delegates, in compliance with all Plan procedures, on forms provided by the Committee, and providing all information required by the Committee. A Proper Application will be deemed to have been made only if it is properly completed, as determined by the Committee.

QDRO or Qualified Domestic Relations Order.

          A QDRO shall mean an order as defined in Code Section 414(p) and ERISA
Section 206(d)(3), and shall be subject to all administrative rules established under the Basic Plan. The Committee shall have full discretionary authority to determine whether any court order is a QDRO.

SS/L.

          Space Systems/Loral, Inc., and depending on the context, its subsidiaries or affiliates. SS/L shall act by resolution of the Board.

Trust Agreement or Trust.

          The document executed by SS/L and by the Trustee fixing the rights and liabilities of each with respect to holding assets to be used to pay Plan benefits, should any such assets be held in the Trust. The Trust is established pursuant to SS/L's intention that the Plan shall be an unfunded plan, as detailed in Section 5.4.

Trustee.

          The trustee or trustees that may, from time to time, be in office, pursuant to the Trust Agreement.

                              Article II - Benefits

          2.1  Amount of Benefits.

          The benefit payable from this Plan shall be in the form of a monthly annuity equal to the amount determined under Section 2.1.1 minus the amount determined under Section 2.1.2. Subject to Section 2.2, such benefit shall be payable as of the Participant's Annuity Starting Date and continue for the remainder of the Participant's life.

               2.1.1 Formula Benefit. The benefit that would be payable to a Participant under the Basic Plan, in the form elected by the Participant pursuant to the provisions of the Basic Plan, irrespective of any limitations imposed by Section 415 or Section 401(a)(17)of the Code.

                    2.1.1.1 Notwithstanding the preceding paragraph, the benefit payable under this Section 2.1.1 shall be calculated to credit any deferred compensation that is paid after retirement, even if such deferred compensation would not be credited under the Basic Plan. That is, such deferred compensation shall, for the purposes of the preceding paragraph, be deemed to be credited by the Basic Plan, for the purposes of Section 2.1.1 (so as to augment the benefit payable by this Plan).

               2.1.2 Actual Benefit. The Basic Plan Benefit actually paid to the Participant in whichever form he elects, after compliance with Sections 415 and 401(a)(17) of the Code, plus any additional benefits paid to the Participant under any non-qualified defined benefit plan (besides this Plan) sponsored by an

     Employer.

                    2.1.2.1 Deferred compensation paid after retirement which is not credited under the Basic Plan, shall not be considered to be a 'Basic Plan Benefit that is actually paid, for the purposes of Section
          2.1.2 (even if such deferred compensation is credited under Section 2.1.1.1.) Thus, such deferred compensation paid after retirement will never be used to reduce benefits calculated under this Section 2.1, if such deferred compensation is not credited under the Basic Plan.

                    2.1.2.2 If benefits under the Basic Plan are increased as a result of a change in the law that "raises the ceiling" in the limitations under Code Sections 415 or 401 (a)(17) (or corresponding provisions of applicable law), benefits under this Plan shall be reduced by the amount of any such increase.

          2.2  Post-Retirement Death Benefits.

          Upon the death of the Participant after his Annuity Starting Date, benefits will continue to be paid to such Participant's Beneficiary in an amount equal to the benefit determined under Section 2.1 multiplied by a fraction, the numerator of which is the benefit payable from the Basic Plan after the Participant's death, and the denominator of which is the benefit payable from the Basic Plan immediately before the Participant's death. No amount will be paid after the Participant's death under this Plan if no such benefits are paid under the Basic Plan.

          2.3  Pre-Retirement Death Benefits.

          Upon the death of the Participant prior to his Annuity Starting Date, his Beneficiary shall receive a benefit equal to the difference between the benefit received by such Beneficiary under the Basic Plan and the benefit that would have been paid under the Basic Plan irrespective of any limitations imposed by Sections 415 or 401(a)(17) of the Code. No amount will be paid under this Plan on account of the Participant's death prior to his Annuity Starting Date unless such benefits are paid under the Basic Plan.

          2.4  Special Rules.

          The following rules shall apply notwithstanding any other provision of this Plan.

               2.4.1 Small Benefit Cashout. If the actuarial present value (utilizing the assumptions set forth in the small benefit cashout provisions of the Basic Plan) of a Participant's benefit under Section 2.1 or a Beneficiary's benefit under Section 2.3 is $3,500 or less (or whatever other amount is applicable, under Code Section 411(a)(11), to the Participant's Annuity Starting Date), then payment will be made from this Plan in a single lump sum as soon as practicable after the Annuity Starting Date (with respect to a benefit paid pursuant to Section 2.1) and the death of the Participant (with respect to a benefit paid pursuant to Section 2.3). Effective Should the amount of $3,500 be changed, under Code Section 411(a)(11), then the provisions of this Section 2.4.1 shall be construed to reflect this amended amounted

               2.4.2 Lump Sum Benefit Limitation. Unless special approval of the Committee is obtained, and except for benefits paid pursuant to Section 2.4.1, no benefits under this Plan shall be paid in a lump sum. Accordingly, if any benefits are paid under the Basic Plan to a Participant in a lump sum, the amount payable under this Plan pursuant to the methodology set forth in Section
     2.1 shall nevertheless be paid in the form of a straight life annuity for the Participant, beginning on the Annuity Starting Date and ending with the payment for the month in which the Participant dies.

               2.4.3 No Insured Death Benefit. No benefit pursuant to Section
     2.3 shall be paid with respect to any death benefit under the Basic Plan which is provided by insurance, to the extent that such benefit exceeds the minimum benefit required to be provided under the Basic Plan under Code
     Section 401(a)(11).

          2.5 Benefits under Multiple Qualified Plans.

          The following rules shall apply if a Participant has a benefit under more than one Basic Plan:

               2.5.1 Different Annuity Starting Dates. Benefits under this Plan shall be payable as of the Participant's earliest Annuity Starting Date under all such Basic Plans. In the event that the Participant has benefits payable under different Basic Plans, with different Annuity Starting Dates, then the amount of his benefit under this Plan shall initially be determined based only on the Basic Plans for which the Participant's Annuity Starting Date has occurred, as though such Plans were the only Basic Plans in which the Participant had accrued a benefit. When benefits later begin under the other Basic Plans, benefits hereunder shall be increased to reflect the intent of this Plan to fully make up to the Participant the benefits he had not received under all Basic Plans, as a result of the

     Code's limitations.

               2.5.2 Same Annuity Starting Dates. If a Participant's Annuity Starting Date is the same under all Basic Plans, then benefits under this Plan shall generally be payable as of such date, provided the Participant is fully vested under Article IV, and that Proper Application has been made.

               2.5.3 Death Benefits. If benefits are paid under the Basic Plans in different forms, the death benefits pursuant to Section 2.2 shall be determined with respect to each individual plan.

          Article III - Administration; Accrued Benefits; Right to Amend

          3.1 Committee's Discretionary Power to Interpret and Administer the
Plan

               3.1.1 Appointment. The Committee shall be appointed from time to time by the Board to serve at its pleasure. Any member of the Committee may resign by delivering his written resignation to the Board.

               3.1.2 Role under ERISA. The Committee is the "named fiduciary" for operation and administration of the Plan, and the "administrator" under ERISA. The Committee is designated as agent for service of legal process.

               3.1.3 Committee establishes Plan procedures. The Committee and its delegates shall from time to time establish rules and procedures for the administration and interpretation of the Plan and the transaction of its business.

               3.1.4 Role of Human Resource and Benefits Personnel. Employees of an Employer who are human resources personnel or benefits representatives are the Committee's delegates and shall, under the authority of the Committee, perform the routine administration of the Plan, such as distributing and collecting forms and providing information about Plan procedures. They shall also establish Plan rules and procedures.

               3.1.5 Discretionary Power to Interpret Plan.

                    3.1.5.1 The Committee has complete discretionary and final authority to (1) determine all questions concerning eligibility, elections, contributions, and benefits under the Plan, (2) construe all terms under the Plan and the Trust, including any uncertain terms, and (3) determine all questions concerning Plan administration. All administrative decisions made by the Committee, and all its interpretations of the Plan documents, shall be given full deference by any court of law.

                    3.1.5.2 Information that concerns an interpretation of the Plan or a discretionary determination, can be properly provided only by the Committee, and not by any delegate (other than legal counsel).

                    3.1.5.3 Should any individual receive oral or written information concerning the Plan, which is contradicted by a subsequent determination by the Committee, then the Committee's final determination shall control.

          3.2 Rules of the Committee.

               3.2.1 Any act which the Plan authorizes or requires the Committee to do may be done by a majority of its members. The action of such majority, shall constitute the action of the Committee and shall have the same effect for all purposes as if made by all members of the Committee at the time in office. The Committee may act without any writing that records its decisions, and need not document its meetings or teleconferences. The Committee may also act through any authorized representative.

               3.2.2 The members of the Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Committee to do.

               3.2.3 The Committee may employ counsel and other agents and may procure such clerical, accounting, actuarial and other services as they may require in carrying out the provisions of the Plan. Legal counsel are authorized as the Committee's delegates.

               3.2.4 No member of the Committee shall receive any compensation for his services as such. All expenses of administering the Plan, including, but not limited to, fees of accountants, counsel and actuaries shall be paid by each Employer, to the extent that they are not paid under the Trust.

               3.2.5 Each member of the Committee may delegate Committee responsibilities among Employer directors, officers, or employees, and may consult with or hire outside experts. The expenses of such experts shall be paid by each Employer, to the extent that they are not paid under the Trust.

          3.3 Claims Procedure.

               3.3.1 The Committee shall determine Participants' and Beneficiaries' rights to benefits under the Plan, In the event that a Participant or Beneficiary disputes an initial determination made by the Committee, then he may dispute the determination only by filing a written claim for benefits.

               3.3.2 If a claim is wholly or partially denied, the Committee shall provide the claimant with a notice of denial, generally within 90 days of receipt, written in a manner calculated to be understood by the claimant and setting forth:

                    3.3.2.1 The specific reason(s) for such denial;

                    3.3.2.2 Specific references to the pertinent Plan provisions on which the denial is based;

                    3.3.2.3 A description of any additional material or information necessary for the claimant to perfect the claim with an explanation of why such material or information is necessary (if applicable); and

                    3.3.2.4 Appropriate information as to the steps to be taken if the claimant wishes the Committee to revise its initial denial. The notice of denial shall be given within a reasonable time period but no later than 90 days after the claim is received, unless circumstances require an extension of time for processing the claim. If such extension is required, written notice shall be furnished to the claimant within 90 days of the date the claim was received stating that an extension of time and the date by which a decision on the claim can be expected, which shall be no more than 180 days from the date the claim was filed.

                    3.3.2.5 If no written notice of denial is provided by the Committee, then the claim shall be deemed to be denied, and the claimant may appeal the claim as though the claim had been denied.

               3.3.3 The claimant and/or his representative may appeal the denied claim and may:

                    3.3.3.1 Request a review by making a written request to the Committee provided that such a request is made, within 65 days of the date of the notification of the denied claim;

                    3.3.3.2 Review pertinent documents.

               3.3.4 Upon receipt of a request for review, the Committee shall within a reasonable time period but not later than 60 days after receiving the request, provide written notification of its decision to the claimant stating the specific reasons and referencing specific plan provisions on which its decision is based, unless special circumstances require an extension for processing the review. If such an extension is required, the Committee shall notify the claimant of the date, no later than 120 days after receiving the request for review, on which the Committee will notify the claimant of its decision.

               3.3.5 In the event of any dispute over benefits under this Plan, all remedies available to the disputing individual under this Article must be exhausted, within the specified deadlines, before legal recourse of any type is sought.

          3.4  QDRO Claim.

          Claims relating to or affected by a domestic relations order as defined by Code Section 414(p) ("QDROs") or draft order shall be determined under the Basic Plan Committee's procedures concerning domestic relations orders. The claims procedure described in the preceding section shall not apply to any such domestic relations order claim.

          3.5 Indemnification of Committee, Investment Committee, and Advisory Committee Members.

          To the fullest extent permitted by law, each Employer agrees to indemnify, to defend, and hold harmless the members of the Investment Committee and the Advisory Committee (if either is created) and the Committee and its delegates, individually and collectively, against any liability whatsoever for any action taken or omitted by them in good faith in connection with this Plan or their duties hereunder and for any expenses or losses for which they may become liable as a result of any such actions or non-actions unless resultant from their own willful misconduct; and each Employer will purchase insurance for the Investment Committee, the Advisory Committee, and the Committee and its delegates to cover any of their potential liabilities with regard to the Plan.

          3.6 Power to Execute Plan and Other Documents.

          The Vice President of Administration of Loral SpaceCom Corporation or of Loral Space & Communications Ltd. and the Committee shall have the authority to execute governmental filings or other documents relating to the Plan (including the Plan document), or this authority may be delegated to another officer or employee of an Employer by either the Vice President of Administration of Loral SpaceCom Corporation, or of Loral Space & Communications Ltd., or the Board, or the Committee.

          3.7 Conclusiveness of Records.

          In administering the Plan, the Committee may conclusively rely upon the Basic Plan employer's payroll and personnel records maintained in the ordinary course of business.

          3.8 No Personal Liability

          No Committee member or delegate shall be personally liable by reason of any contract or other instrument executed by him or on his behalf in his capacity as a member or delegate of a Committee nor for any mistake of judgment made in good faith, and each Employer shall indemnify and hold harmless each member of the Committee and each other officer, employee, or director of any Employer to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expenses (including counsel fees) or liability (including any sum in settlement of a claim with the approval of the Board) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

          3.9 How Plan Benefits are Accrued.

          Benefits that would be accrued under the Basic Plan, but for the limiting provisions of Code Sections 415 and/or 401 (a)(l7), shall be deemed to be accrued under the Plan.

          3.10 Right to Amend.

               3.10.1 General Power to Amend. The Board may at any time amend the Plan in any respect or suspend or terminate the Plan in whole or in part without the consent of any Participant or Beneficiary or any Employer whose employees are covered by this Plan, subject to Section 3.10.2. Any such amendment, suspension or termination may be made with or without retroactive effect, save as provided in Section 3.10.2.

               3.10.2 No Cut-Back of Accrued Benefits. Notwithstanding the previous Section 3.10.1, this Plan may not be amended or terminated in any respect that has the effect of reducing or eliminating any Plan benefit that had accrued as of the effective date of the amendment or termination, unless the affected Participants or Beneficiaries each gives his consent. That is, there shall be no retroactive cut-backs of accrued Plan benefits, without individual consent.

          3.11 Investment Committee.

               3.11.1 Appointment of Investment Committee. The Board may, within its discretion, appoint an Investment Committee, of at least one person. The appointment of an Investment Committee shall relieve the Board, SS/L, and all other participating Employers from all fiduciary responsibility for all Trust assets under the control of the Investment Committee, or its delegates, as provided by law. The Investment Committee, if it is created by the Board, shall be a fiduciary of the Plan, but shall not be the named fiduciary. The Board may also, within its discretion, decline to create an Investment Committee, or disband it at any time.

               3.11.2 Powers of the Investment Committee. The

     Investment Committee, if appointed, has final authority regarding the investment and management of Trust assets. The Investment Committee may delegate its responsibilities, appoint investment managers, oversee its delegates, and each Investment Committee member may execute documents on behalf of the Investment Committee, with respect to Trust assets. Should the Investment Committee appoint an investment manager, as that term is defined in ERISA, then the Investment Committee shall be relieved of all fiduciary duty with respect to Trust assets under the control of such an investment manager. The Investment Committee shall exercise its powers subject to the terms of the Trust.

                    3.11.2.1 Any act which the Plan or Trust authorizes or requires the Investment Committee to do may be done by a majority of its members. The action of such majority, shall constitute the action of the Investment Committee and shall have the same effect for all purposes as if made by all members of the Committee at the time in office. The Investment Committee may act without any writing that records its decisions, and need not document its meetings or teleconferences. The Investment Committee may also act through any authorized representative.

                    3.11.2.2 The members of the Investment Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Investment Committee to do.

                    3.11.2.3 The Investment Committee may employ counsel, outside experts, and other agents and may procure such clerical, accounting, actuarial and other services as they may require in carrying out the provisions of the Plan.

                    3.11.2.4 No member of the Investment Committee shall receive any compensation for his services as such. All expenses relating to the Investment Committee's activities, including, but not limited to, fees of accountants, counsel and actuaries shall be paid by each Employer, to the extent that they are not paid under the Trust.

          3.12 Advisory Committee

               3.12.1 Appointment of Advisory Committee. The Board may, within its discretion, appoint an Advisory Committee, of at least one person. Its role shall be merely to advise the fiduciary that has authority to invest the Plan's assets, including the Investment Committee, if one is appointed. However, the Advisory Committee itself shall not have any authority or control over Plan investments, and shall not be a fiduciary of the Plan. The appointment of an Advisory Committee shall not relieve any other person or entity from any fiduciary responsibility for Trust assets. The Board may also, within its discretion, decline to create an Advisory Committee, or disband it at any time.

               3.12.2 Powers of the Advisory Committee. The Advisory Committee, if appointed, shall be authorized to propose investment guidelines and to generally offer investment advice to whichever fiduciary has final authority over the investment and management of Trust assets. The Advisory Committee may delegate its responsibilities, appoint investment managers, and oversee its delegates, and each Advisory Committee member may execute documents on behalf of the Advisory Committee. The Advisory Committee shall exercise its powers subject to the terms of the Trust, although the Advisory Committee shall retain its powers under this Plan, even if its appointment is not provided for in the Trust.

                    3.12.2.1 Any act which the Plan or Trust authorizes or requires the Advisory Committee to do may be done by a majority of its members. The action of such majority, shall constitute the action of the Advisory Committee and shall have the same effect for all purposes as if made by all members of the Committee at the time in office. The Advisory Committee may act without any writing that records its decisions, and need not document its meetings or teleconferences. The Advisory Committee may also act through any authorized representative.

                    3.12.2.2 The members of the Advisory Committee may authorize one or more of their number to execute or deliver any instrument, make any payment or perform any other act which the Plan authorizes or requires the Advisory Committee to do.

                    3.12.2.3 The Advisory Committee may employ counsel, outside experts, and other agents and may procure such clerical, accounting, actuarial and other services as they may require in carrying out the provisions of the Plan.

                    3.12.2.4 No member of the Advisory Committee shall receive any compensation for his services as such. All expenses relating to the Advisory Committee's activities, including, but not limited to, fees of accountants, counsel and actuaries shall be paid by each Employer, to the extent that they are not paid under the Trust.

                       Article IV - Vesting and Forfeiture

          4.1. Vesting.

               4.1.1. A Participant shall be entitled to a benefit under this Plan only upon satisfying the vesting requirements set out in this Section 4.1.

               4.1.2. Vesting, as defined by this Section 4.1, shall occur only when the Participant has (i) satisfied the vesting requirements of the Basic Plan and made any contributions that are required to receive benefits under the Basic Plan, (ii) terminated employment with his respective Employer, (iii) satisfied all eligibility requirements for benefits under this Plan, and (iv) applied and received Committee approval to receive Plan benefits, with respect to the forfeiture issues addressed by Section 4.1.3.

               4.1.3. A Participant shall not be fully vested under this Section
     4.1 until, following his termination and application for Plan benefits, the Committee has determined that he is not subject to forfeiture of his Plan benefits under this Section 4.1. Forfeiture of all Plan benefits (including death benefits and Plan benefits previously paid) under this Section 4.1 shall take place, notwithstanding any contrary Plan provision, if a
     Participant: (i) is Dismissed for Cause, as defined in Section 4.2, (ii) becomes employed by a company in substantial competition with an Employer, or (iii) engages in conduct detrimental or contrary to the best interests of an Employer.

          4.2  Dismissed for Cause.

          "Dismissed for Cause" means termination of employment for (a) theft, embezzlement, or malicious destruction of an Employer's property; (b) fraud or other wrongdoing against an Employer; or (c) improper disclosure of an Employer's trade secrets.

          4.3   Forfeiture after Plan Benefits have Commenced.

          Even though the Committee has made an initial favorable vesting determination under Section 4.1., it may nevertheless determine that a Participant's Plan benefits, after payment has commenced, are forfeited, if the Committee reconsiders the issues addressed in Section 4.1.3 and determines that forfeiture is in fact warranted. Such a forfeiture shall be effective as of the date that the Committee determines the events of forfeiture have occurred, as set out in Section 4.1.3. The Committee may therefore make a retroactive forfeiture determination. Any Plan benefits that have been paid after the effective date of the retroactive forfeiture determination shall be considered a mistaken payment under Section 5.11.

          4.4  Determinations by Committee.

          The Committee shall have full, final, and discretionary authority to make determinations under this Article IV. Any forfeiture determination made by the Committee shall be final, binding, and conclusive upon the Participant and his Beneficiaries.

                         Article V - General Provisions

          5.1 No Assignment or Alienation of Benefits.

          Subject to Sections 2.2 and 2.3, and to any QDROs, payment of benefits pursuant to this Plan shall be made only to Participants. Such benefits shall not be subject in any manner to the debts or other obligations of the person to whom they are payable and shall not be subject to transfer, anticipation, sale, assignment, bankruptcy, pledge, attachment, charge or encumbrance in any manner, either voluntarily or involuntarily.

          5.2 Withholding Taxes.

          Whenever under the Plan payment is made to a Participant or Beneficiary, SS/L shall be entitled to require as a condition of payment that the recipient remit an amount, sufficient in SS/L's opinion, to satisfy all FICA, federal and other withholding tax requirements related thereto. SS/L shall be entitled to deduct such amount from any payment.

          5.3 No Right to Continue Employment.

          This Plan is voluntary on the part of SS/L and shall not be deemed to constitute an employment contract between SS/L and a Participant and/or consideration for or an inducement for or condition of employment of any Participant. Nothing in this Plan shall be deemed to give any employee the right to be retained in the service of SS/L or to interfere with the right of SS/L to discharge, terminate or lay off any Participant at any time for any reason.

          5.4 Unfunded Plan.

          The Plan is intended to constitute an unfunded, nonqualified pension plan for a select group of management or highly compensated employees, for the purposes of ERISA.

          5.5 Governing Law.

          It is intended that the Plan conform to and meet the applicable requirements of ERISA and the Code. Except to the extent preempted by ERISA, the validity of the Plan or of any of its provisions shall be determined under, and it shall be construed and administered according to, the laws of the State of New York (including its statute of limitations and all substantive and procedural law, and without regard to its conflict of laws provisions).

          5.6 Payment of Benefits.

          All benefits payable under the Plan shall be paid under the Trust Agreement. The rights or entitlement of any Participant or Beneficiary shall be no greater than those of an unsecured general creditor of SS/L, subject to the Trust Agreement.

          5.7 Section Headings.

          The section headings contained in the Plan are for purposes of convenience only and are not intended to define or limit the contents of said sections.

          5.8 Payment to a Minor or Incompetent.

          If any amount is payable under this Plan to a minor or other legally incompetent person, such amount may be paid in any one or more of the following ways, as the Committee in its sole discretion shall determine:

               5.8.1 To the legal representatives of such minor or other incompetent person;

               5.8.2 Directly to such minor or other incompetent person;

               5.8.3 To a parent or guardian of such minor on other incompetent person, to the person with whom such minor or other incompetent person shall reside, or to a custodian for such minor under the Uniform Gifts to Minors Act (or similar statute) of any jurisdiction. Payment to any person in accordance with the foregoing provisions shall pro tanto discharge SS/L, the members of the Committee, and any person or corporation making such payment pursuant to the direction of the Committee, and none of the foregoing shall be required to see to the proper application of any such payment to such person pursuant to the provisions of this Section 5.8. Without in any manner limiting or qualifying the provisions of this Section 5.8, if any amount is payable under this Plan to a minor or any other legally incompetent person, the Committee may in its discretion utilize the procedures described in Section 5.8.

          5.9 Doubt as to Right to Payment.

          If at any time any doubt exists as to the right of any person to any payment under this Plan or the amount or time of such payment (including, without limitation, any case of doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Committee shall be entitled, in its discretion, to direct that such sum be held as a segregated amount in trust until such right or amount or time is determined or until order of a court of competent jurisdiction, or to pay such sum into court in accordance with appropriate rules of law in such case then provided, or to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Committee).

          5.10 Missing Payees.

          If all or portion of a Participant's vested Plan benefit becomes payable and the Committee after a reasonable search cannot locate the Participant (or his Beneficiary if such Beneficiary is entitled to payment), then, 5 years after the Participant's benefit first became payable under the Plan, a notice shall be mailed to the last known address of the Participant. If the Participant does not respond within three months, the Committee may elect, upon advice of counsel, to remove all records of the Participant's accrued benefit from the Plan's current records and that benefit shall be used to offset future employer contributions. If the Participant or his Beneficiary subsequently presents a valid claim for benefits to the Committee, the Committee shall restore and pay the appropriate Plan benefit.

          5.11 Mistaken Payments.

          No Participant or Beneficiary shall have any right to any payment made
(1) in error, (2) in contravention to the terms of the Plan, the Code, or ERISA, or (3) because the Committee or its delegates were not informed of any death. The Committee shall have full rights under the law and ERISA to recover any such mistaken payment, and the right to recover attorney's fees and other costs incurred with respect to such recovery. Recovery shall be made from future Plan payments, or by any other available means.

          5.12 Receipt and Release for Payments.

          Any payment to any Participant, Beneficiary, or to any such person's legal representative, parent, guardian, or any person or entity specified by
Section 5.8 or under any other Plan provision, shall be in full satisfaction of all claims that can be made under the Plan against the Trustee and SS/L. The Trustee and SS/L may require such Participant, Beneficiary, legal representative, or any other person or entity described in this Section 5.12, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee or SS/L.

          5.13 Illegality of Particular Provisions.

          The illegality of any particular provision of this Plan shall not affect the other provisions thereof, but the Plan shall be construed in all respects as if such invalid provision were omitted.

          5.14 Discharge of Liability.

          If distribution in respect of a Participant is made under this Plan in a form, or to a person, reasonably believed by the Committee or its delegate to be proper, the Plan shall have no further liability with respect to the Participant (or his spouse or Beneficiary) to the extent of such distribution.

          IN WITNESS WHEREOF, on behalf of Space Systems/Loral, Inc. and each of the Employers, and as agent for each Employer, the Vice President of Administration of Loral SpaceCom Corporation, an officer authorized under this Plan, has executed this Plan, the Space Systems/Loral, Inc. Supplemental Executive Retirement Plan, informally known as the Loral SERP, this 7th day of JAN, 2003.

                                        On behalf of SPACE SYSTEMS/LORAL, INC.


                                        By: /s/ Stephen L. Jackson
                                            ------------------------------------
                                            Stephen L. Jackson
                                            Vice President of Administration
                                            Loral SpaceCom Corporation